UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      July 27, 2006

                       MYERS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code      (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

                On July 27, 2006, Myers Industries, Inc. ("Company") entered into the Third Amendment to Amended and Restated Loan Agreement ("Agreement") among the Company, the foreign subsidiary borrowers, the Lenders and JPMorgan Chase Bank, N.A., successor by merger to Bank One, N.A. (Main Office Chicago), a national banking association, as agent for the Lenders.

                A copy of the Agreement containing the amended terms is attached as Exhibit 10 to this Form 8-K.

Item 2.02.	Results of Operations and Financial Condition

                On July 27, 2006, the Company issued a press release announcing earnings results for the quarter ended June 30, 2006. The full text of the press release issued in connection with the announcement is attached as Exhibit 99 to this Current Report on Form 8-K.

                This information shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

See the description under Item 1.01 above.

Item 2.06.	Material Impairments

                On July 27, 2006, the Company issued a press release announcing that it was taking an impairment charge of $109.8 million against the goodwill of the European businesses comprising the Company's Material Handling -- Europe business segment. The charge was recorded in the quarter ended June 30, 2006. The Company concluded that the impairment charge was required as a result of performing an interim goodwill impairment test in accordance with Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets".

                The full text of the press release issued in connection with the announcement is attached as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibit
10 Third Amendment to Amended and Restated Loan Agreement dated July 27, 2006

99 Press Release by the Company dated July 27, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE July 27, 2006	By:	/s/ Donald A. Merril
Donald A. Merril
Vice President and Chief Financial Officer